Exhibit 99.1

M/I Homes Reports
First Quarter Results

Columbus, Ohio (April 28, 2010) - M/I Homes, Inc. (NYSE:MHO) announced results for the first quarter ended March 31, 2010.

2010 First Quarter Highlights:
•	New contracts increased 15%
•	Backlog value up 28%, units up 12%, with average sales price up 14%
•	Pre-tax loss from operations of $4.9 million; net loss of $8.3 million
•	Operating gross margin of 17.3%
•	Third consecutive quarter of positive EBITDA
•	Cash balance of $134 million
•	Net debt to net capital ratio of 23%

For the 2010 first quarter, the Company reported a net loss of $8.3 million, or $0.45 per share, compared to a net loss of $28.1 million, or $2.01 per share during the first quarter of 2009.  The current quarter loss primarily consists of a $4.9 million adjusted pre-tax operating loss and $3.2 million of asset impairments.

New contracts and homes delivered for the first quarter of 2010 were 765 and 479, up 15% and 22% respectively, when compared to 2009’s first quarter new contracts and homes delivered.  The Company’s cancellation rate was 18%, compared to 20% in 2009’s first quarter.  Backlog of homes at March 31, 2010 had a sales value of $247 million, with an average sales price of $263,000 and backlog units of 936.  At March 31, 2009 backlog sales value was $193 million, with an average sales price of $230,000 and backlog units of 839.  M/I Homes had 109 active communities at March 31, 2010 compared to 119 at March 31, 2009 and 101 at December 31, 2009.

Robert H. Schottenstein, Chief Executive Officer and President, commented, “There are a number of positives in our first quarter results.  We sold 15% more homes than last year’s first quarter and improved our absorption rate per community from 1.8 per month to 2.4 month – a 33% increase.  Our homes delivered increased 22% and our operating gross margin of 17.3% reached its highest level in over two years, improving 100 basis points over the fourth quarter of 2009.”

Mr. Schottenstein continued, “While we experienced a loss from operations, we reduced the operating loss from last year’s first quarter by more than 60%.  In addition, we had our third consecutive quarter of positive EBITDA.  We ended the quarter with $134 million of cash, no outstanding borrowings under our homebuilding credit facility and equity of $319 million.  Our net debt to net capital ratio stands at 23% compared to 34% a year ago.  Looking ahead, we are firmly focused on returning to profitability.  While we believe 2010 will remain choppy and somewhat challenging, we are very optimistic about our future.”

The Company will broadcast live its earnings conference call today at 4:00 p.m. Eastern Time.  To hear the call, log on to the M/I Homes’ website at mihomes.com, click on the “Investors” section of the site, and select “Listen to the Conference Call.”  The call will continue to be available on our website through April 2011.

M/I Homes, Inc. is one of the nation’s leading builders of single-family homes, having delivered over 76,000 homes.  The Company’s homes are marketed and sold under the trade names M/I Homes and Showcase Homes.  The Company has homebuilding operations in Columbus and Cincinnati, Ohio; Chicago, Illinois; Indianapolis, Indiana; Tampa and Orlando, Florida; Charlotte and Raleigh, North Carolina; the Virginia and Maryland suburbs of Washington, D.C.; and Houston, Texas.

Certain statements in this Press Release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements.  These statements involve a number of risks and uncertainties.  Any forward-looking statements that we make herein and in future reports and statements are not guarantees of future performance, and actual results may differ materially from those in such forward-looking statements as a result of various factors relating to the economic environment, interest rates, availability of resources, competition, market concentration, land development activities and various governmental rules and regulations, as more fully discussed in the Risk Factors section in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.  All forward-looking statements made in this Press Release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this Press Release will increase with the passage of time.  The Company undertakes no duty to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.  However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted.

With respect to certain Non-GAAP measures included within this press release, please see “Non-GAAP reconciliation Financial Results / Reconciliations” table below.

Contact M/I Homes, Inc.
Phillip G. Creek, Executive Vice President, Chief Financial Officer, (614) 418-8011
Ann Marie W. Hunker, Vice President, Corporate Controller, (614) 418-8225

M/I Homes, Inc. and Subsidiaries
Summary Operating Results (Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2010	2009
New contracts	765	667
Average community count	105	124
Cancellation rate	18%	20%
Backlog units	936	839
Backlog value	$247,000	$193,000

Homes delivered	479	394
Average home closing price	$242	$235

Total revenue	$119,389	$96,149
Cost of sales	102,424	98,861
Gross margin	16,965	(2,712)
General and administrative expense	12,892	12,002
Selling expense	10,594	9,109
Operating loss	(6,521)	(23,823)
Other loss	-	941
Interest expense	2,141	3,196
Loss from operations before income taxes	(8,662)	(27,960)
(Benefit) provision for income taxes	(327)	169
Net loss	(8,335)	(28,129)
Net loss per share	$(0.45)	$(2.01)

Weighted average shares outstanding:
Basic	18,521	14,027
Diluted	18,521	14,027

M/I Homes, Inc. and Subsidiaries
Summary Balance Sheet and Other Information (unaudited)
(Dollars in thousands, except per share and unit amounts)

	March 31,
	2010	2009
Assets:
Total cash and cash equivalents(1)	$133,716	$65,349
Mortgage loans held for sale	35,140	27,472
Inventory:
Lots, land and land development	230,243	322,146
Land held for sale	2,951	2,804
Homes under construction	185,892	145,651
Other inventory	23,581	27,175
Total inventory	442,667	497,776

Property and equipment – net	18,650	20,748
Inventory in unconsolidated joint ventures	10,376	8,338
Income tax receivable	4,450	3,067
Other assets(2)	15,992	18,726
Total Assets	$660,991	$641,476

Liabilities:
Debt – Homebuilding Operations:
Senior notes	$199,488	$199,232
Notes payable - other	6,085	6,374
Total Debt – Homebuilding Operations	205,573	205,606

Note payable bank – financial services operations	24,292	20,430
Total Debt	229,865	226,036

Accounts payable	45,948	34,898
Obligations for inventory not owned	-	1,004
Community development district obligations	7,881	9,975
Other liabilities	58,071	63,918
Total Liabilities	341,765	335,831

Shareholders’ Equity	319,226	305,645
Total Liabilities and Shareholders’ Equity	$660,991	$641,476

Book value per common share	$11.84	$14.65
Net debt/net capital ratio(3)	23%	34%

(1)	2010 and 2009 amounts include $31.1 million and $36.7 million of restricted cash and cash held in escrow, respectively.
(2)	2010 and 2009 amounts include gross deferred tax assets of $120.1 million and $120.6 million, respectively, net of valuation allowances of $120.1 million and $120.6 million, respectively.
(3)	Net debt/net capital ratio is calculated as total debt minus total cash and cash equivalents, divided by the sum of total debt minus total cash and cash equivalents plus shareholders’ equity.

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data
(Dollars in thousands)

	Three Months Ended
	March 31,
	2010	2009
Homebuilding revenue:
Housing revenue	$115,596	$92,503
Land revenue	86	657
Total homebuilding revenue	115,682	93,160

Financial services revenue	3,707	2,989
Total revenue	$119,389	$96,149

Gross margin	$16,965	$(2,712)
Adjusted operating gross margin(1)	$20,681	$12,234
Adjusted operating gross margin %(1)	17.3%	12.7%

Adjusted pre-tax loss from operations(1)	$(4,871)	$(11,884)

Adjusted EBITDA(1)	$1,345	$(9,115)

Cash flow (used in) provided by operating activities	$(4,635)	$53,639
Cash flow provided by operating activities (excluding land/lot
purchases and sales and land development spending)(1)	$26,170	$67,429
Cash used in investing activities	$(2,757)	$(29,982)
Cash provided by (used in) financing activities	$48	$(27,548)

Financial services pre-tax income	$1,733	$1,301

Deferred tax asset valuation allowance – net	$3,035	$11,719

Land, Lot and Investment in Unconsolidated Subsidiaries
Impairment by Region

	Three Months Ended
	March 31,
	2010	2009

Midwest	$1	$1,412
Florida	1,735	6,666
Mid-Atlantic	1,380	2,868
Total	$3,116	$10,946

Abandonments by Region:
Midwest	$10	$3
Florida	1	14
Mid-Atlantic	64	15
Total	$75	$32

(1)	See non-GAAP reconciliation Financial Results / Reconciliations table below.

M/I Homes, Inc. and Subsidiaries
Non-GAAP Financial Results / Reconciliations
(Dollars in thousands)

	Three Months Ended
	March 31,
	2010	2009

Gross margin	$16,965	$(2,712)
Add: Impairments	3,116	10,946
Warranty – imported drywall	600	4,000
Adjusted operating gross margin	$20,681	$12,234

Loss from continuing operations before income taxes	$(8,662)	$(27,960)
Add: Impairments and abandonments	3,191	10,978
Imported drywall remediation	600	4,000
Other loss/expense	-	1,097
Adjusted pre-tax loss from operations	$(4,871)	$(11,885)

Net loss	$(8,335)	$(28,129)
Add (subtract):
Income taxes	(327)	169
Interest expense net of interest income	1,928	2,940
Interest amortized to cost of sales	2,231	1,672
Depreciation and amortization	1,962	2,502
Non-cash charges	3,886	11,731
Adjusted EBITDA	$1,345	$(9,115)

Cash flow (used in) provided by operating activities	$(4,635)	$53,639
Add: Land/lot purchases	25,282	10,701
Land development spending	5,609	3,746
Less: Land/lot sale proceeds	(86)	(657)
Cash flows provided by operating activities (excluding land/lot purchases
and sales and land development spending)	$26,170	$67,429

Adjusted operating gross margin, adjusted pre-tax loss from operations, adjusted EBITDA and cash flows provided by operating activities (excluding land/lot purchases and sales and land development spending) are non-GAAP financial measures.  Management finds these measures to be useful in evaluating the Company’s performance because they disclose the financial results generated from homes the Company actually delivered during the period, as the asset impairments and certain other write-offs relate, in part, to inventory that was not delivered during the period.  They also assist the Company’s management in making strategic decisions regarding the Company’s future operations.  The Company believes investors will also find these measures to be important and useful because they disclose profitability measures that can be compared to a prior period without regard to the variability of asset impairments and certain other write-offs. In addition, to the extent that the Company’s competitors provide similar information, disclosure of these measures helps readers of the Company’s financial statements compare profits to its competitors with regard to the homes they deliver in the same period. In addition, because these measures are not calculated in accordance with GAAP, they may not be completely comparable to similarly titled measures of the Company’s competitors due to potential differences in methods of calculation and charges being excluded.  Due to the significance of the GAAP components excluded, such measures should not be considered in isolation or as an alternative to operating performance measures prescribed by GAAP.

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data

	NEW CONTRACTS			HOMES DELIVERED
	Three Months Ended			Three Months Ended
	March 31,			March 31,
			%			%
Region	2010	2009	Change	2010	2009	Change

Midwest	436	347	26	265	176	51

Florida	139	111	25	93	102	(9)

Mid-Atlantic	190	209	(9)	121	116	4

Total	765	667	15	479	394	22

	BACKLOG
	March 31, 2010			March 31, 2009
		Dollars	Average		Dollars	Average
Region	Units	(millions)	Sales Price	Units	(millions)	Sales Price

Midwest	588	$138	$235,000	536	$110	$206,000

Florida	101	$23	$224,000	86	$21	$240,000

Mid-Atlantic	247	$86	$348,000	217	$62	$285,000

Total	936	$247	$263,000	839	$193	$230,000

	LAND POSITION SUMMARY

	March 31, 2010			March 31, 2009
	Lots	Lots Under		Lots	Lots Under
Region	Owned	Contract	Total	Owned	Contract	Total

Midwest	4,428	1,156	5,584	5,161	582	5,743

Florida	1,612	207	1,819	1,801	42	1,843

Mid-Atlantic	1,266	1,116	2,382	1,469	330	1,799

Total	7,306	2,479	9,785	8,431	954	9,385